UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                              Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under § 240.14a-12

CARTER VALIDUS MISSION CRITICAL REIT, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

PLEASE VOTE – Your Annual Meeting is JUNE 28, 2013

Dear Stockholder:

Thank you for opting to receive your Carter Validus Mission Critical REIT, Inc. 2013 proxy materials electronically.

As of today we have not received your vote. Your vote is VERY Important. Please vote to help avoid the costs of adjourning the meeting to a later date as well as the costs associated with further mailings and phone calls. By voting you will remove your name from the calling list for this campaign.

Below is a link to the Internet voting site where you can access the 2013 proxy materials. We encourage you to review these documents and vote on the proposals being put before the stockholders. If you need a current version of Adobe Acrobat to access these documents, you may download it free at: http://www.adobe.com.

PLEASE VOTE TODAY

VOTE NOW

You may view the proxy materials and access the secured electronic voting site at http://www.eproxy.com/cvreit.

To record your vote you will need to have available the following important numbers:

•	Your personal thirteen-digit control number: 7000000000XXX

•	The last four digits of your Social Security number or US Tax Identification Number

Your vote is very important, and we appreciate your prompt attention to this matter.

Sincerely,

Carter Validus Mission Critical REIT, Inc.